EXHIBIT 99.1

Itron Announces First Quarter 2025 Financial Results

LIBERTY LAKE, Wash., May 01, 2025 (GLOBE NEWSWIRE) -- Itron, Inc. (NASDAQ: ITRI), which is innovating the way utilities and cities manage energy and water, announced today financial results for its first quarter ended March 31, 2025. Key results for the quarter include (compared with the first quarter of 2024):

  Revenue of $607 million, increased 1%;
  Gross profit of $217 million, increased 6%;
  GAAP net income attributable to Itron, Inc. of $65 million, increased $14 million;
  GAAP diluted earnings per share of $1.42, increased $0.30 per share;
  Non-GAAP diluted EPS of $1.52, increased $0.28 per share;
  Adjusted EBITDA of $88 million, increased 15%; and
  Free cash flow of $67 million, increased $33 million.

"First quarter margin expansion and earnings growth were ahead of expectations due to favorable product mix and continued strong execution," said Tom Deitrich, Itron’s president and CEO. “Customer demand remained steady during the first quarter driven by grid efficiency, automation, and agile infrastructure solutions. Utilities are embracing new technologies and Itron's leadership in providing grid edge intelligence solutions at scale continues to be reflected in the Company's performance.”

Summary of First Quarter Consolidated Financial Results
(All comparisons made are against the prior year period unless otherwise noted)

Revenue
Total first quarter revenue increased 1%, to $607 million. This comparison includes catch-up of previously constrained revenue that occurred during Q1'24.

Device Solutions revenue decreased 1%, or a 2% increase in constant currency, due to increased smart water sales partially offset by decreased legacy electricity sales.

Networked Solutions revenue decreased 1%, due to timing of shipments and project deployments, and the catch-up of previously constrained revenue that occurred during Q1'24.

Outcomes revenue increased 14%, due to increased recurring revenue and software licenses.

Gross Margin
Itron's first quarter gross margin of 35.8% increased 180 basis points from the prior year due to product mix and operational efficiencies.

Operating Expenses and Operating Income
GAAP operating expenses of $141 million decreased $2 million from the prior year. Non-GAAP operating expenses of $137 million decreased $1 million.

GAAP operating income of $76 million was $13 million higher than the prior year and non-GAAP operating income of $80 million was $13 million higher than the prior year. Both increases were due to higher gross profit and lower operating expenses.

Net Income and Earnings per Share
Net income attributable to Itron, Inc. for the quarter was $65 million, or $1.42 per diluted share, compared with net income attributable to Itron, Inc. of $52 million, or $1.12 per diluted share in 2024. The increase was driven by higher GAAP operating income and interest income, partially offset by higher tax expense.

Non-GAAP net income attributable to Itron, Inc., which excludes the expenses associated with amortization of intangible assets, amortization of debt placement fees, restructuring, loss on sale of business, acquisition and integration, and the tax effect of excluding these expenses, was $70 million, or $1.52 per diluted share, compared with $57 million, or $1.24 per diluted share, in 2024. The increase was due to higher non-GAAP operating income and interest income, partially offset by higher tax expense.

Cash Flow
Net cash provided by operating activities was $72 million in the first quarter compared with $41 million in the prior year. Free cash flow was $67 million in the first quarter compared with $34 million in the prior year. The increase in free cash flow was primarily due to higher earnings, interest income, and working capital.

Other Measures

Total backlog at quarter end was $4.7 billion compared with $4.3 billion in the prior year. Bookings in the quarter totaled $530 million.

Q2 2025 Outlook

Outlook for the second quarter of 2025 is as follows:

  Revenue between $605 and $615 million
  Non-GAAP diluted EPS between $1.30 and $1.40

Earnings Conference Call
Itron will host a conference call to discuss the financial results contained in this release at 10 a.m. EDT on May 1, 2025. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the company’s website at https://investors.itron.com/events-presentations. Participants should access the webcast 10 minutes prior to the start of the call. A webcast replay of the conference call will be available through May 8, 2025 and may be accessed on the company's website at https://investors.itron.com/events-presentations.

About Itron
Itron is a proven global leader in energy, water, smart city, IIoT and intelligent infrastructure services. For utilities, cities and society, we build innovative systems, create new efficiencies, connect communities, encourage conservation and increase resourcefulness. By safeguarding our invaluable natural resources today and tomorrow, we improve the quality of life for people around the world. Join us: www.itron.com

Itron® is a registered trademark of Itron, Inc. All third-party trademarks are property of their respective owners and any usage herein does not suggest or imply any relationship between Itron and the third party unless expressly stated.

Cautionary Note Regarding Forward Looking Statements
This release contains, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical factors nor assurances of future performance. These statements are based on our expectations about, among others, revenues, operations, financial performance, earnings, liquidity, earnings per share, cash flows and restructuring activities including headcount reductions and other cost savings initiatives. This document reflects our current strategy, plans and expectations and is based on information currently available as of the date of this release. When we use words such as "expect", "intend", "anticipate", "believe", "plan", "goal", "seek", "project", "estimate", "future", "strategy", "objective", "may", "likely", "should", "will", "will continue", and similar expressions, including related to future periods, they are intended to identify forward-looking statements. Forward-looking statements rely on a number of assumptions and estimates. Although we believe the estimates and assumptions upon which these forward-looking statements are based are reasonable, any of these estimates or assumptions could prove to be inaccurate and the forward-looking statements based on these estimates and assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Therefore, you should not rely on any of these forward-looking statements. Some of the factors that we believe could affect our results include our ability to execute on our restructuring plans, our ability to achieve estimated cost savings, the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, adverse impacts of litigation, changes in laws, regulations, tariffs, sanctions, trade policies and retaliatory responses, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks, uncertainties caused by adverse economic conditions, including without limitation those resulting from extraordinary events or circumstances and other factors that are more fully described in Part I, Item 1A: Risk Factors included in our Annual Report on Form 10-K for the year ended Dec 31, 2024 and other reports on file with the Securities and Exchange Commission. Itron undertakes no obligation to update or revise any information in this press release.

Non-GAAP Financial Information

To supplement our consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States (GAAP), we use certain adjusted or non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share (EPS), adjusted EBITDA, free cash flow, and constant currency. We provide these non-GAAP financial measures because we believe they provide greater transparency and represent supplemental information used by management in its financial and operational decision making. We exclude certain costs in our non-GAAP financial measures as we believe the net result is a measure of our core business. We believe these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Our non-GAAP financial measures may be different from those reported by other companies. When providing future outlooks and/or earnings guidance, a reconciliation of forward-looking non-GAAP diluted EPS to the GAAP diluted EPS has not been provided because we are unable to predict with reasonable certainty the potential amount or timing of restructuring related expenses and their related tax effects without unreasonable effort. These costs are uncertain, depend on various factors and could have a material impact on GAAP results for the guidance period. A more detailed discussion of why we use non-GAAP financial measures, the limitations of using such measures, and reconciliations between non-GAAP and the nearest GAAP financial measures are included in this press release.

For additional information, contact:

Itron, Inc.

Paul Vincent
Vice President, Investor Relations
(512) 560-1172

David Means
Director, Investor Relations
(737) 242-8448
Investors@itron.com

Itron, Inc.

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ITRON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)
	Three Months Ended March 31,
	2025	2024
Revenues
Product revenues	$523,141	$527,822
Service revenues	84,010	75,620
Total revenues	607,151	603,442
Cost of revenues
Product cost of revenues	346,442	356,707
Service cost of revenues	43,490	41,356
Total cost of revenues	389,932	398,063
Gross profit	217,219	205,379

Operating expenses
Sales, general and administrative	86,911	85,971
Research and development	50,090	52,401
Amortization of intangible assets	4,479	3,986
Restructuring	(553)	198
Loss on sale of business	79	23
Total operating expenses	141,006	142,579

Operating income	76,213	62,800
Other income (expense)
Interest income	11,710	3,846
Interest expense	(5,593)	(1,893)
Other income (expense), net	(51)	463
Total other income (expense)	6,066	2,416

Income before income taxes	82,279	65,216
Income tax provision	(16,929)	(13,429)
Net income	65,350	51,787

Net income (loss) attributable to noncontrolling interests	(124)	66
Net income attributable to Itron, Inc.	$65,474	$51,721

Net income per common share - Basic	$1.44	$1.13
Net income per common share - Diluted	$1.42	$1.12

Weighted average common shares outstanding - Basic	45,338	45,652
Weighted average common shares outstanding - Diluted	46,172	46,357

ITRON, INC.
SEGMENT INFORMATION

(Unaudited, in thousands)
	Three Months Ended March 31,
	2025	2024
Product revenues
Device Solutions	$125,387	$125,908
Networked Solutions	374,522	381,305
Outcomes	23,232	20,609
Total Company	$523,141	$527,822

Service revenues
Device Solutions	$484	$844
Networked Solutions	28,210	26,211
Outcomes	55,316	48,565
Total Company	$84,010	$75,620

Total revenues
Device Solutions	$125,871	$126,752
Networked Solutions	402,732	407,516
Outcomes	78,548	69,174
Total Company	$607,151	$603,442

Gross profit
Device Solutions	$37,753	$30,064
Networked Solutions	148,714	151,025
Outcomes	30,752	24,290
Total Company	$217,219	$205,379

Operating income
Device Solutions	$30,471	$21,703
Networked Solutions	116,109	116,678
Outcomes	14,330	9,091
Corporate unallocated	(84,697)	(84,672)
Total Company	$76,213	$62,800

Total Gross Margin	35.8%	34.0%

ITRON, INC.
CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)	March 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$1,123,267	$1,051,237
Accounts receivable, net	346,599	350,473
Inventories	281,878	270,725
Other current assets	150,784	143,457
Total current assets	1,902,528	1,815,892

Property, plant, and equipment, net	112,453	115,428
Deferred tax assets, net	315,180	310,280
Other long-term assets	44,342	41,827
Operating lease right-of-use assets, net	27,230	28,957
Intangible assets, net	38,744	43,109
Goodwill	1,062,665	1,052,130
Total assets	$3,503,142	$3,407,623

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$164,417	$144,929
Other current liabilities	50,028	61,241
Wages and benefits payable	90,241	137,384
Taxes payable	18,241	19,689
Current portion of debt, net	457,747	—
Current portion of warranty	14,934	14,302
Unearned revenue	187,812	150,720
Total current liabilities	983,420	528,265

Long-term debt, net	786,137	1,242,424
Long-term warranty	7,583	7,839
Pension benefit obligation	61,253	59,537
Deferred tax liabilities, net	623	565
Operating lease liabilities	22,322	25,350
Other long-term obligations	132,725	132,215
Total liabilities	1,994,063	1,996,195

Equity
Common stock	1,708,588	1,689,835
Accumulated other comprehensive loss, net	(96,383)	(109,931)
Accumulated deficit	(123,830)	(189,304)
Total Itron, Inc. shareholders' equity	1,488,375	1,390,600
Noncontrolling interests	20,704	20,828
Total equity	1,509,079	1,411,428
Total liabilities and equity	$3,503,142	$3,407,623

ITRON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)	Three Months Ended March 31,
	2025	2024
Operating activities
Net income	$65,350	$51,787
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	12,068	12,744
Non-cash operating lease expense	2,923	3,814
Stock-based compensation	16,558	11,429
Amortization of prepaid debt fees	1,781	888
Deferred taxes, net	(5,461)	(1,579)
Loss on sale of business	79	23
Restructuring, non-cash	(25)	(194)
Other adjustments, net	(338)	(322)
Changes in operating assets and liabilities, net of acquisition and sale of business:
Accounts receivable	6,414	(36,826)
Inventories	(10,099)	(5,559)
Other current assets	(5,959)	(9,690)
Other long-term assets	(1,087)	(4,824)
Accounts payable, other current liabilities, and taxes payable	10,529	48,412
Wages and benefits payable	(48,692)	(40,561)
Unearned revenue	39,113	35,738
Warranty	241	1,489
Restructuring	(8,328)	(7,166)
Other operating, net	(2,950)	(18,295)
Net cash provided by operating activities	72,117	41,308

Investing activities
Acquisitions of property, plant, and equipment	(4,639)	(7,145)
Business acquisitions, net of cash and cash equivalents acquired	—	(34,126)
Other investing, net	5	125
Net cash used in investing activities	(4,634)	(41,146)

Financing activities
Issuance of common stock	2,195	1,564
Prepaid debt fees	(175)	(206)
Other financing, net	(259)	(281)
Net cash provided by financing activities	1,761	1,077

Effect of foreign exchange rate changes on cash and cash equivalents	2,786	(2,682)
Increase (decrease) in cash and cash equivalents	72,030	(1,443)
Cash and cash equivalents at beginning of period	1,051,237	302,049
Cash and cash equivalents at end of period	$1,123,267	$300,606

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA, free cash flow, and constant currency. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and other companies may define such measures differently. For a reconciliation of each non-GAAP measure to the most comparable financial measure prepared and presented in accordance with GAAP, please see the table captioned Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures.

We use these non-GAAP financial measures for financial and operational decision making and/or as a means for determining executive compensation. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and ability to service debt by excluding certain expenses that may not be indicative of our recurring core operating results. These non-GAAP financial measures facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. Our executive compensation plans exclude non-cash charges related to amortization of intangibles and certain discrete cash and non-cash charges, such as restructuring, loss on sale of business, or acquisition and integration related expenses. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they provide greater transparency with respect to key metrics used by management in its financial and operational decision making and because they are used by our institutional investors and the analyst community to analyze the health of our business.

Non-GAAP operating expenses and non-GAAP operating income – We define non-GAAP operating expenses as operating expenses excluding certain expenses related to the amortization of intangible assets, restructuring, loss on sale of business, and acquisition and integration related expenses. We define non-GAAP operating income as operating income excluding the expenses related to the amortization of intangible assets, restructuring, loss on sale of business, and acquisition and integration related expenses. Acquisition and integration related expenses include costs, which are incurred to affect and integrate business combinations, such as professional fees, certain employee retention and salaries related to integration, severances, contract terminations, travel costs related to knowledge transfer, system conversion costs, and asset impairment charges. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of expenses that are not related to our core operating results. By excluding these expenses, we believe that it is easier for management and investors to compare our financial results over multiple periods and analyze trends in our operations. For example, in certain periods, expenses related to amortization of intangible assets may decrease, which would improve GAAP operating margins, yet the improvement in GAAP operating margins due to this lower expense is not necessarily reflective of an improvement in our core business. There are some limitations related to the use of non-GAAP operating expenses and non-GAAP operating income versus operating expenses and operating income calculated in accordance with GAAP. We compensate for these limitations by providing specific information about the GAAP amounts excluded from non-GAAP operating expense and non-GAAP operating income and evaluating non-GAAP operating expense and non-GAAP operating income together with GAAP operating expense and operating income.

Non-GAAP net income and non-GAAP diluted EPS – We define non-GAAP net income as net income attributable to Itron, Inc. excluding the expenses associated with amortization of intangible assets, amortization of debt placement fees, restructuring, loss on sale of business, acquisition and integration related expenses, and the tax effect of excluding these expenses. We define non-GAAP diluted EPS as non-GAAP net income divided by diluted weighted-average shares outstanding during the period calculated on a GAAP basis and then reduced to reflect any anti-dilutive impact of the convertible notes hedge transactions. We consider these financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income. The same limitations described above regarding our use of non-GAAP operating income apply to our use of non-GAAP net income and non-GAAP diluted EPS. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP measures and evaluating non-GAAP net income and non-GAAP diluted EPS together with GAAP net income attributable to Itron, Inc. and GAAP diluted EPS.

For interim periods the budgeted annual effective tax rate (AETR) is used, adjusted for any discrete items, as defined in Accounting Standards Codification (ASC) 740 - Income Taxes. The budgeted AETR is determined at the beginning of the fiscal year. The AETR is revised throughout the year based on changes to our full-year forecast. If the revised AETR increases or decreases by 200 basis points or more from the budgeted AETR due to changes in the full-year forecast during the year, the revised AETR is used in place of the budgeted AETR beginning with the quarter the 200 basis point threshold is exceeded and going forward for all subsequent interim quarters in the year. We continue to assess the AETR based on latest forecast throughout the year and use the most recent AETR anytime it increases or decreases by 200 basis points or more from the prior interim period.

Adjusted EBITDA – We define adjusted EBITDA as net income (a) minus interest income, (b) plus interest expense, depreciation and amortization, restructuring, loss on sale of business, acquisition and integration related expenses, and (c) excluding income tax provision or benefit. Management uses adjusted EBITDA as a performance measure for executive compensation. A limitation to using adjusted EBITDA is that it does not represent the total increase or decrease in the cash balance for the period and the measure includes some non-cash items and excludes other non-cash items. Additionally, the items that we exclude in our calculation of adjusted EBITDA may differ from the items that our peer companies exclude when they report their results. We compensate for these limitations by providing a reconciliation of this measure to GAAP net income.

Free cash flow – We define free cash flow as net cash provided by operating activities less cash used for acquisitions of property, plant and equipment. We believe free cash flow provides investors with a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. The same limitations described above regarding our use of adjusted EBITDA apply to our use of free cash flow. We compensate for these limitations by providing specific information regarding the GAAP amounts in the reconciliation.

Constant currency – We refer to the impact of foreign currency exchange rate fluctuations in our discussions of financial results, which references the differences between the foreign currency exchange rates used to translate operating results from the entity's functional currency into U.S. dollars for financial reporting purposes. We also use the term "constant currency", which represents financial results adjusted to exclude changes in foreign currency exchange rates as compared with the rates in the comparable prior year period. We calculate the constant currency change as the difference between the current period results and the comparable prior period's results restated using current period foreign currency exchange rates.

The tables below reconcile the non-GAAP financial measures of operating expenses, operating income, net income, diluted EPS, adjusted EBITDA, and free cash flow with the most directly comparable GAAP financial measures.

ITRON, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share data)
TOTAL COMPANY RECONCILIATIONS	Three Months Ended March 31,
	2025	2024
NON-GAAP OPERATING EXPENSES
GAAP operating expenses	$141,006	$142,579
Amortization of intangible assets	(4,479)	(3,986)
Restructuring	553	(198)
Loss on sale of business	(79)	(23)
Acquisition and integration	(51)	(318)
Non-GAAP operating expenses	$136,950	$138,054

NON-GAAP OPERATING INCOME
GAAP operating income	$76,213	$62,800
Amortization of intangible assets	4,479	3,986
Restructuring	(553)	198
Loss on sale of business	79	23
Acquisition and integration	51	318
Non-GAAP operating income	$80,269	$67,325

NON-GAAP NET INCOME & DILUTED EPS
GAAP net income attributable to Itron, Inc.	$65,474	$51,721
Amortization of intangible assets	4,479	3,986
Amortization of debt placement fees	1,737	844
Restructuring	(553)	198
Loss on sale of business	79	23
Acquisition and integration	51	318
Income tax effect of non-GAAP adjustments	(1,157)	201
Non-GAAP net income attributable to Itron, Inc.	$70,110	$57,291

Non-GAAP diluted EPS	$1.52	$1.24

Non-GAAP weighted average common shares outstanding - Diluted	46,172	46,357

ADJUSTED EBITDA
GAAP net income attributable to Itron, Inc.	$65,474	$51,721
Interest income	(11,710)	(3,846)
Interest expense	5,593	1,893
Income tax provision	16,929	13,429
Depreciation and amortization	12,068	12,744
Restructuring	(553)	198
Loss on sale of business	79	23
Acquisition and integration	51	318
Adjusted EBITDA	$87,931	$76,480

FREE CASH FLOW
Net cash provided by operating activities	$72,117	$41,308
Acquisitions of property, plant, and equipment	(4,639)	(7,145)
Free Cash Flow	$67,478	$34,163